SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                JANUARY 31, 2000

                                  ABATIX CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                  1-10184                      75-1908110
(State or other jurisdiction      (Commission                 (I.R.S. employer
     of incorporation)            File Number)               Identification No.)

                         8201 Eastpoint Drive, Suite 500
                               Dallas, Texas 75227
                    (Address of principal executive offices)

                                 (214) 381-1146
              (Registrant's telephone number, including area code)

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Mr. Lamont C. Laue resigned from our Board of Directors effective January 31, 2000, because of personal reasons. Mr. Laue has been a director of Abatix since 1995. The Board of Directors is evaluating potential candidates to fill the spot vacated by Mr. Laue.

In addition to our normal criteria for a board member, we are considering the new SEC and Nasdaq rules for Audit Committees. These new rules, as they relate to Audit Committee members, primarily speak about the members' independence and financial literacy.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ABATIX CORP.

Date: February 2, 2000         By: /S/ FRANK J. CINATL
                                   ---------------------------------------------
                               Name: Frank J. Cinatl, IV
                               Title: Vice President and Chief Financial Officer
                                      (Principal Accounting Officer)